Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to that certain Amended and Restated Executive Employment Agreement dated July 1, 2010 (this “Amendment”) is made by and between Gold Resource Corporation (the “Company”) and Jason D. Reid (the “Executive”), effective as of October 1, 2013, with reference to the following facts:

WHEREAS, (i) the Company and the Executive entered into that Amended and Restated Executive Employment Agreement effective July 1, 2010 (the “Agreement”) and (ii) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the provisions contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment. The Agreement is hereby amended as follows:

1.1 Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“1. Employment; Duties. The Company hereby agrees to employ the Executive effective as of October 1, 2013 (the “Effective Date”) as its Chief Executive Officer and President, and the Executive hereby agrees to serve in such capacity. The Executive’s primary area of responsibility shall be to serve as the Chief Executive Officer and President of the Company, and discharge the duties incident to those offices. The Executive shall have general management responsibility for the Company as necessary and appropriate for the conduct of the business and affairs of the Company. In addition, the Executive may negotiate and execute contracts, deeds, and other instruments on behalf of the Company as are necessary and appropriate for the conduct of the business and affairs of the Company and preside at meetings of shareholders. The Executive shall at all times report to and take direction from the Board of Directors of the Company (the “Board of Directors”), and shall perform such additional duties, not inconsistent with his position, as shall be designated from time to time by the Company”

1.2 Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“4.1 Base Salary. As compensation for the Executive’s services rendered hereunder, the Company shall pay to the Executive a base salary at an annual rate equal to five hundred thousand dollars ($500,000) (the “Base Salary”). The Base Salary shall be payable to the Executive on a monthly basis in accordance with the Company’s standard policies for management personnel.”

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflict of laws of such state.

3.	Counterparts. This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

4.	Severability. All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

5.	Entire Agreement; Modifications and Amendments. This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment to be effective as of the date first written above.

THE COMPANY:
Gold Resource Corporation, a Colorado corporation

By:	/s/ William W. Reid
Name: William W. Reid
Title: Chairman of the Board of Directors

EXECUTIVE:

By:	/s/ Jason D. Reid
Jason D. Reid

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